                                                                   EXHIBIT 10.38


                 REIMBURSEMENT, SECURITY AND PLEDGE AGREEMENT
                 --------------------------------------------

     THIS REIMBURSEMENT AND SECURITY AGREEMENT (this "Agreement") is made and entered into as of April 14, 2000, by and among TITUS INTERACTIVE SA, a French corporation ("Titus"), INTERPLAY ENTERTAINMENT CORP., a Delaware Corporation (successor by merger to Interplay Productions, a California Corporation) ("Interplay") and INTERPLAY OEM, INC., a California corporation ("Interplay OEM" and jointly and severally with Interplay, the "Borrower").

                                   RECITALS
                                   --------

     WHEREAS, on or about June 16, 1997, Greyrock Capital (formerly Greyrock Business Credit) ("Greyrock Capital") and the Borrower entered into that certain Loan and Security Agreement dated June 16, 1997, as amended by that Amendment to Loan Documents dated December 20, 1999, that Letter Agreement dated March 22, 2000 and that Amendment to Loan Documents dated April 14, 2000 (as amended, the "Loan and Security Agreement");

     WHEREAS, pursuant to the Loan and Security Agreement, Greyrock Capital agreed to loan to the Borrower the sum of twenty five million dollars ($25,000,000) excluding interest and fees thereon with a maturity date of April 30, 2001 (the "Maturity Date");

     WHEREAS, Titus executed and delivered to Greyrock Capital that certain Continuing Guaranty, dated April 14, 2000 (the "Guaranty") for the sum of up to Twenty Million Dollars ($20,000,000) with respect to all present and future indebtedness, liabilities and obligations of the Borrower to Greyrock Capital pursuant to the Loan and Security Agreement;

     WHEREAS, in consideration for Titus' execution of the Guaranty, Borrower desires to grant to Titus a security interest in the Borrower's interest in certain collateral;

     NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and for such other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   DEFINITIONS
     -----------

     Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in this Agreement and other agreements and documents in connection herewith shall have the meanings provided below.

     "Accounts" shall mean all "accounts" (as defined in the Code), accounts
      --------
receivable, contract rights and general intangibles relating thereto, notes, drafts, and other forms of obligations owed to or owned by Borrower arising or resulting from the sale of goods or the rendering of services.

     "Code" shall mean the Uniform Commercial Code as adopted and in effect in
      ----
the State of California from time to time.

     "Deposit Account" shall have the meaning set forth in Section 105 of the
      ---------------
Code.

     "Equipment" shall mean all of Borrower's present and hereafter acquired
      ---------
machinery, molds, computers, printers, telecommunications equipment, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     "Financing Documents" means this Agreement, the Guaranty, financing
      -------------------
statements (Form UCC-1), continuation statements (Form UCC-2), all evidence of corporate authority, and all instruments, certificates and agreements at any time delivered to Titus pursuant to any of the foregoing, and all written amendments, modifications, renewals, extensions and rearrangements of, and substitutions for, any of the foregoing.

     "General Intangibles" shall mean all general intangibles of Borrower,
      -------------------
whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Titus, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, contract rights, distribution rights, publishing rights, development rights, and all insurance policies and claims insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, video games, source codes, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Intellectual Property" shall mean all present and future designs, patents,
      ---------------------
patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, source codes, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

     "Inventory" shall mean all of Borrower's now owned and hereafter acquired
      ---------
goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

     "Obligations" means all loans, advances, debts, liabilities and
      -----------
obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower to Titus, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement, any of the other Financing Documents or that certain Five Million Dollar ($5,000,000) revolving loan (the "Revolving Loan") provided for in Section 10.2 of that certain Stock Purchase
 --------------
Agreement, dated April 14, 2000 by and between Titus and Interplay. This term shall include all principal, interest, (including all interest which accrues after the commencement of any case or proceeding in bankruptcy, after the insolvency of, or the reorganization of Borrower, whether or not allowed in such proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under this Agreement, any of the other Financing Documents or the Revolving Loan.

     "Person" shall mean and include natural persons, corporations, limited
      ------
partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Receivables" shall mean all of Borrower's now owned and hereafter acquired
      -----------
accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

2.   REIMBURSEMENT AND PAYMENT TERMS
     -------------------------------

     2.1 In the event that any demand is made upon Titus pursuant to the Guaranty for payment of any amounts due thereunder (a "Guaranty Payment"), Borrower hereby agrees to pay to Titus an amount equal to the Guaranty Payment on the date that the Guaranty Payment is due (unless another time is mutually agreed to by Borrower and Titus), together with all fees, expenses and charges, if any, payable to Greyrock Capital for or under the Guaranty in addition to the Guaranty Payment.

     2.2 Borrower shall pay to Titus interest on any and all amounts unpaid and due by Borrower to Titus pursuant to Section 2.1 hereof for each day from the date such amounts became due until paid in full, payable on demand, at a rate equal to the lesser of (i) 12% per annum or (ii) the highest interest rate allowable under applicable law; and

     2.3 All payments made by Borrower to Titus hereunder shall be made in lawful currency of the United States and in immediately available funds via wire transfer to an account designated in writing by Titus or by such other means as may be designated by Titus in writing to Borrower.

3.   SECURITY INTEREST
     -----------------

     3.1 To secure the payment and performance of the Obligations including all renewals, extensions, amendments, restructurings and refinancings of any or all of the Obligations, Borrower hereby grants to Titus a continuing security interest in all of the following, whether nor owned or hereafter acquired, and wherever located (collectively, the "Collateral"): all Inventory, Equipment, Receivables, General Intangibles and Intellectual Property, Pledged Securities (as defined in paragraphs 4.1 and 4.1 below), including, without limitation, all of Borrower's Deposit Accounts, all money, all collateral in which Greyrock Capital is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in Greyrock Capital's possession, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) all products of the foregoing, and all books and records related to any of the foregoing. The security interest in the Collateral granted by Borrower to Titus hereunder is intended to be a second priority security interest second only to the security interest in the Collateral granted by Borrower to Greyrock Capital pursuant to the Loan and Security Agreement until such time as the obligations owing by Borrower to Greyrock Capital pursuant to the Loan and Security Agreement have been paid in full at which time this Agreement shall grant to Titus a first priority security interest in the Collateral.

4.   PLEDGE
     ------

     4.1 To secured the payment and performance of the Obligations, Interplay, Interplay OEM and any of their subsidiaries (each hereinafter referred to as a "Pledgor" and collectively referred to as "Pledgors") hereby delivers, pledges and grants a security interest in and assigns to Titus all Pledgors' right, title and interest in and to all securities or limited liability company interests now or hereafter owned by Pledgors, including without limitation, those more particularly described on Exhibit A attached hereto, together with all distributions, dividends, substitutions, conversions or proceeds thereof (all in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank, and any required transfer tax stamps), as well as all general intangibles, investment property and securities entitlements relating thereto and proceeds resulting therefrom.

     4.2  In the case of certificated securities, each Pledgor under paragraph
4.1 shall promptly deposit with Titus, any certificates, stock, securities, warrants, options or other documents representing and of the rights pledged. In the case of uncertificated securities, each Pledgor hereby agrees to give written instructions to the issuer thereof to register the pledge hereunder in the books and records maintained by such issuer, and to obtain from such issuer a Confirmation of Issuer in the form satisfactory to Titus to confirm that the Issuer has so registered said pledge. Such certificates, stock, equity securities, warrants, options, voting or other rights and all proceeds thereof shall stand pledged and assigned as collateral security of the Obligations in the same manner as the property described in paragraphs 4.1 and 4.2 hereof. (All of the property described in paragraphs 4.1 and 4.2 hereof is hereinafter collectively called the "Pledged Securities.")

5.   EVENTS OF DEFAULT
     -----------------

     The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Agreement:

     5.1  If Borrower shall fail to pay to Titus when due any amounts due under
Section 2 hereunder.

     5.2 If Borrower shall fail to fully perform or observe, when and as required, any covenant, condition, or agreement contained in this Agreement or any other Financing Document, other than the payment of principal and/or interest, and such non-performance or non-observance shall continue for a period of ten (10) days after written notice thereof by Titus to Borrower.

     5.3 If Borrower shall (i) file a petition seeking relief under Title 11 of the United States Code, as amended from time to time (the "U.S. Bankruptcy Code'), or file an answer consenting to, admitting the material allegations of, or otherwise not controverting, a petition filed against it seeking relief under the U.S. Bankruptcy Code, or (ii) file a petition or answer seeking relief under the provisions of any other now-existing or future-applicable bankruptcy, insolvency, or other similar federal or state law providing for the reorganization, winding up or liquidation of business organizations or for an arrangement, composition, extension or adjustment with creditors.

     5.4  If -

               (i) an order for relief shall be entered against Borrower under the U.S. Bankruptcy Code, which order is not stayed; or

               (ii) an entered order, judgment, or decree by operation of law or by a court having jurisdiction in the premises which is not stayed (A) adjudges Borrower a bankrupt or insolvent under, or ordering relief against Borrower under, or approves as properly filed, a petition seeking relief against Borrower under the provisions of any other now-existing or future-applicable bankruptcy, insolvency or other similar federal or state law providing for the reorganization, winding up, or liquidation of business organizations or for any arrangement, composition, extension or adjustment with creditors; (B) appoints a receiver, liquidator, assignee, trustee or custodian for Borrower or with respect to any substantial part of its properties; or (C) orders the reorganization, winding up or liquidation of Borrower's affairs; or (D) if Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated; or

               (iii) any involuntary petition is filed against Borrower seeking any relief available under the U.S. Bankruptcy Code or any other law described in this Section without the petition being dismissed within sixty (60) days after filing.

     5.5 If Borrower shall (i) make a general assignment for the benefit of its creditors; (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of Borrower or of all or substantially all of its property; (iii) admit its insolvency or inability to pay its debts generally as such debts become due; or (iv) take any action initiating the dissolution of Borrower.

     5.6 If Borrower shall enter into any agreement with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts, or the participation of such creditors or their representatives in the supervision, management, or control of the business of Borrower.

     5.7 If a final judgment for the payment of money in excess of One Million Dollars ($1,000,000) shall be entered against Borrower which is not satisfied within ninety (90) days of the entry thereof, unless an appeal is pending and all appropriate appellate bonds or other security have been posted, if required.

     5.8 If any execution, levy or attachment is placed on the personal property or other assets of Borrower, or any portion thereof, and is not released or satisfied within ninety (90) days thereof.

     5.9 If Borrower shall conceal, remove or permit to be concealed all or any part of its properties and assets, with the intent to hinder or defraud its creditors, or make or suffer any transfer of any of its properties or assets which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, or shall make any transfer of its property to or for the benefit of creditors at a time when other creditors similarly have not been paid.

     5.10 If any of the Events of Default described herein shall occur and Borrower shall fail to give written notice to Titus forthwith on the occurrence of such Event of Default.

6.   REMEDIES; ACCELERATION
     ----------------------

     6.1 If an Event of Default shall occur under Section 4 hereof, then, at the option of Titus, the entire unpaid principal balance owing hereunder and all accrued, unpaid interest thereon shall immediately become due and payable to Titus, without notice of default, demand for payment or presentment, protest or notice of nonpayment or dishonor, or any other notices or demands of any kind or nature. From and after the date of an Event of Default, the unpaid balance owing under this Agreement shall continue to bear interest at the rate specified in
Section 2.2 hereof plus five percent (5%) (or, if lower, the maximum amount allowable under applicable law) until the amounts owing hereunder are paid in full. Titus shall also have all the rights and remedies of a secured party under the California Commercial Code and the Code or other applicable law, including the power of sale upon notice, and all rights and remedies provided in this Agreement, all of which rights and remedies shall, to the fullest extent permitted by law, be cumulative.

     6.2 Without limiting the generality of the foregoing and subject to the remaining provisions of this Section 5, upon any Event of Default which has not been expressly waived in writing, Titus may, at its option, do any one or more or all of the following acts (subject to the limitations on the rights of Titus set forth in that certain Subordination Agreement (the "Subordination Agreement"), dated as of April 14, 2000, by and among Titus, Borrower and Greyrock Capital), as Titus in its complete and sole discretion may determine and at such time or times and in such sequence as Titus in its complete and sole discretion may determine subject only to, where noted, any applicable notice requirement:

               (i) Exercise any and all the rights and remedies available to secured parties under applicable law in foreclosure or otherwise;

               (ii) Institute legal proceedings for the specific performance of any covenant or agreement undertaken by Borrower under this Agreement or under any other Financing Document, or for aid in the execution of any power or remedy herein granted or available at law or in equity;

               (iii) Institute legal proceedings for the sale or assignment, under the judgment or decree of any court of competent jurisdiction, of any or all of the Collateral;

               (iv) Immediately take possession, personally or by agents or attorneys, of any part or all of the Collateral, without process of law, and without being responsible for loss or damage (except such damages as result from Titus' willful misconduct); or

               (v) Sell or otherwise dispose of all or any part of the Collateral (free from any and all claims of Borrower or any other party claiming by, through, or under Borrower at law, in equity or otherwise), at any one or more public or private sales, in such place or places, at such time or times, for cash or credit and upon such terms as Titus may in its complete and sole discretion determine. All demands for performance, notice of sale, advertisements, manner of sale and presence of the Collateral at any sale, except only as provided by California Commercial Code Section 9504(3), are hereby specifically waived by Borrower. Any sale may be conducted by Titus, who may do other acts required to be done under California Commercial Code Section 9504(3), may deliver possession of the Collateral so sold to the purchaser or purchasers thereof and Titus in its own right and free from any claim of Borrower and from any right of redemption, and may purchase and hold any of the Collateral at any sale. The power of sale hereunder shall not be exhausted by one or more sales, and Titus may from time to time adjourn any sale.

     6.3  Any written notice given pursuant to California Commercial Code
Section 9504(3) in the manner described in Section 9 hereof at least ten (10) days before the date of any act undertaken pursuant to Section 5.2 (vi) hereof shall be deemed to be reasonable prior notice of such act, and specifically, but without limitation, any notice of sale so given shall be deemed reasonable notification of the time and place of any public sale hereunder and reasonable notification of the time after which any private sale or other notification of the time after which any private sale or other intended disposition to be made hereunder is to be made. In compliance with the foregoing, Titus may (but shall not be required to) give all notices required under California Commercial Code
Section 9504(3) within any notice given to Borrower by Titus of an Event of Default.

     6.4 During the existence of any Event of Default, Titus may (subject to the limitations set forth in the Subordination Agreement) terminate Borrower's authority to collect all or any portion of Borrower's gross revenues or other accounts which constitute Collateral (the "Subject Accounts"), including its outstanding accounts receivable, contract payment rights and other rights to receive payments for services rendered or to be rendered, by written notice to Borrower in the manner set forth in Section 9 hereof. During the existence of an Event of Default, (i) Borrower shall deliver and provide access to Titus and Titus shall have the right to possession of all books, records and other data or information relating to the Subject Accounts,
(ii) Titus shall have the right to send a notice of assignment or a notice of Titus' security interest in the Subject Accounts to any and all Persons contractually or otherwise obligated to pay a or any portion of the Subject Accounts, (iii) Titus shall have the right to place one or more of its employees or agents, and Borrower shall grant full and complete access to Titus, into all of Borrower's offices and other business locations to collect funds on behalf of Titus, and (iv) Titus shall have the sole right to collect the Subject Accounts and any other Collateral. During the existence of an Event of Default with respect to the collection by Titus of Borrower's Subject Accounts and other
Collateral:

               (i) Titus shall have the right to endorse, assign or deliver in its name or the name of Borrower any and all checks, drafts and other instruments for the payment of money relating to the accounts receivable or other Collateral and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

               (ii) Borrower irrevocably appoints Titus as Borrower's attorney-in-fact coupled with an interest with power (A) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into Titus's possession in connection with the collection of the Subject Accounts, (B) to sign Borrower's name to any invoice or bill relating to any of the Subject Accounts or other Collateral, drafts against any third party payers, assignments or verifications of the accounts and notices to third party payers, (C) to send invoices, claims and bills with respect to Borrower's outstanding Subject Accounts, (D) to collect or to direct the collection of all checks or other payments received with respect to Borrower's Subject Accounts, and (E) to do all other acts and things necessary to carry out the provisions of and to enforce Titus's rights under this Agreement or any other Financing Document, all of which are hereby ratified and approved as the acts and deeds of Borrower.

               (iii) Titus shall have the right, in its sole discretion, without notice to or consent of Borrower, to sue upon or otherwise collect, extend the time for payment of, compromise or settle for cash, credit or otherwise upon any terms, any of the Subject Accounts or other Collateral, or release the obligor therefrom.

               (iv) Titus shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except to the extent that it results from Titus's gross negligence or willful misconduct. Titus shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the settlement, collection or payment of any of the accounts receivable or any instrument received in payment thereof or for any damage resulting therefrom. Titus does not, as a result of this Agreement or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreements, and Titus shall not be responsible in any manner for the performance by Borrower of any of the terms and conditions thereof, including, without limitation, Borrower's contracts with other third party payers.

     6.5 In the event that Titus seeks to obtain possession of any of the Collateral by court process, Borrower hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such process or such, possession, and waives any demand for possession prior to the commencement of any proceeding, suit or action. Borrower also waives the right to demand a jury in any action in which Titus is a party with respect to this Agreement or any other Financing Document.

     6.6 Titus shall apply the proceeds from the collection, sale or other disposition of the Collateral and any other amounts held by it as Collateral hereunder in the following order:

               (i) To the payment of all of Titus' actual costs and expenses, if any (including actual attorneys' fees and costs), in preserving or collecting the Collateral or Titus's interest in the Collateral and in enforcing or exercising any rights or remedies or realizing against the security of the Collateral, including costs and expenses for appraisals, storage, insurance, advertising and sale;

               (ii) To the payment of the Obligations in such order as Titus, in its sole discretion, shall determine; and

               (iii) After payment in full of all of the Obligations (including those otherwise not due and payable at the time of the application referred to in Sections 5.6 (i) and 5.6 (ii) hereof), to the payment to Borrower of any surplus then remaining from such proceeds or otherwise as a court of competent jurisdiction may direct.

     6.7 The collection, sale or other disposition of all or any part of the Collateral by Titus pursuant to this Article 5 shall not be deemed to relieve Borrower of any of its Obligations except to the extent the proceeds thereof are applied by Titus to the payment of such Obligations. For purposes of this Agreement, Titus shall not be deemed to have accepted any property other than cash in satisfaction of the Obligations unless Titus expressly elects to do so under the provisions of California Commercial Code Section 9505.

7.   BORROWER'S REPRESENTATIONS AND WARRANTIES
     -----------------------------------------

     Borrower represents and warrants to Titus as of the date hereof that:

     7.1 By virtue of the execution and delivery of this Agreement and the other Financing Documents including the provision of written notices as required under the California Commercial Code, Titus shall have obtained a perfected security interest in the Collateral as security for the repayment of the Obligations, which security interest is enforceable against Borrower and all other Persons in accordance with its terms, and all filings, recordations and other actions necessary or advisable under any laws to perfect and protect such security interest will have been duly taken, except in the case of proceeds consisting of nonidentifiable cash proceeds as provided in California Commercial Code Section 9306 and instruments possession of which by Titus is required in order for Titus to perfect its security interest in the Collateral.

     7.2 Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Borrower has full right, power and authority to (i) enter into this Agreement, (ii) execute and deliver this Agreement and any other Financing Document, (iii) comply with the covenants, conditions and agreements hereof and thereof and (iv) own or lease its properties and carry on its business activities as, and in the places where, such properties and assets are now operated or owned or such business is now conducted or presently proposed to be conducted, except where failure to do so would not have a material adverse effect on the Borrower.

     7.3 This Agreement and the other Financing Documents constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. All consents, corporate authorizations, approvals, resolutions, authorizations, or actions required of Borrower for the execution, delivery and performance of, and for the consummation of the transactions and performance of the Obligations of Borrower contemplated by this Agreement and the other Financing Documents have been or will be obtained as of the date of this Agreement.

     7.4 Each Pledgor is, and at the time of delivery of the Pledged Securities to Titus will be, the sole holder of record and the sole beneficial owner of the Pledged Securities pledged by such Pledgor free and clear of any Lien thereon or affecting the title thereto, except for (i) any Lien created in connection with the Loan and Security Agreement, and (ii) any Lien created by this Agreement.

     7.5 All of the Pledged Securities have been duly authorized, validly issued and are fully paid and non-assessable.

     7.6 Such Pledgor has the right and requisite authority to pledge assign, transfer, deliver, deposit and set over the Pledged Securities pledged to Titus as provided herein.

     7.7 None of the Pledged Securities has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

8.   COVENANTS OF BORROWER
     ---------------------

     Borrower covenants and agrees that until all of Obligations are satisfied in full:

     8.1 Borrower shall not sell, convey, or otherwise dispose of any of the Collateral or any interest therein except in the ordinary course of business, or create or incur, or permit to exist any pledge, mortgage, lien, levy, attachment, charge, encumbrance or security interest whatsoever in or with respect to any of the Collateral, or the proceeds thereof, other than that created by this Agreement and those granted to Greyrock Capital pursuant to the Loan and Security Agreement, without the prior written consent of Titus, which consent may be withheld in the sole discretion of Titus.

     8.2 Borrower shall not change its principal place of business without the prior written consent of Titus, which consent may be withheld in the sole discretion of Titus.

     8.3 Borrower shall, at its sole cost and expense, defend and protect Titus's right, title, property and security interest in and to the Collateral against the claims and demands of any Person, including appearing in and defending any action or proceeding which may adversely affect Borrower's title to or Titus's interest in the Collateral.

     8.4 Borrower has not executed and hereafter will not execute any security agreement or financing statement covering any of the Collateral except in favor of Titus or Greyrock Capital pursuant to the Loan and Security Agreement and will keep the Collateral free and clear of all pledges, mortgages, liens, levies, attachments, charges, encumbrances or security interests whatsoever of any kind or nature and those granted herein or to Greyrock Capital pursuant to the Loan and Security Agreement.

     8.5 Borrower will immediately notify Titus in writing of any event or circumstance which materially affects the value of the Collateral, the ability of Borrower to collect or dispose of the Collateral, or the rights and remedies of Titus in relation thereto, including the levy of legal process against the Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, except where such events occur due to the security interest of Greyrock Capital in the Collateral.

     8.6 Borrower shall defend, indemnify and hold Titus harmless from and against any and all losses, costs, damages, liabilities or expenses, including, but not limited to, reasonable attorneys' fees that Titus may sustain or incur by reason of defending or protecting its security interest or the priority thereof occasioned by Borrower's breach of any covenant contained in this
Section 7 or enforcing payment of the indebtedness hereby secured, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement, the other Financing Documents, the Obligations, or the Collateral, except to the extent such losses, costs, damages, liabilities, expenses or fees are caused by the gross negligence or willful misconduct of Titus.

9.   ADDITIONAL WAIVERS BY BORROWER
     ------------------------------

     Borrower waives any right to require Titus to proceed against any other Person or to proceed against or exhaust the Collateral or any other security which Titus, may now or hereafter have, or, with respect to the Obligations or any other indebtedness of Borrower now or hereafter existing in favor of Titus, pursue any other right or remedy in Titus's power and Borrower waives all defenses arising by reason of any disability or other defense of Borrower or any other Person, or by reason of the cessation from any cause whatsoever of the liability of Borrower or any other Person. Until all of the Obligations are fully performed and satisfied, Borrower shall not have any right of subrogation, and Borrower waives any right to enforce any remedy which Titus now has or may hereafter have against any other Person under this Agreement or otherwise, and waives any benefit of and any right to participate in the Collateral or any other security whatsoever now or hereafter held by Borrower. Borrower hereby subordinates to and in favor of Titus, all rights, titles and interests now possessed by Borrower or which Borrower may hereafter acquire in or with respect to any of the property which is or may hereafter be or become included as part of the Collateral, to the end and with the intent that the security interest granted hereunder in favor of Titus shall be and remain prior and preferred to any security interest, pledge, lien, charge or claim of Borrower of, on or with respect to any such property until the Obligations are fully performed and satisfied.

10.  NOTICES
     -------

     All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered to the party to whom notice is to be given, either (i) by personal delivery (in which case such notice shall be deemed given as of the date of delivery), (ii) by facsimile transmission, effective upon confirmation of receipt from the recipient party (including automatic mechanical confirmation) or (iii) by first class mail, registered or certified, return receipt requested, postage prepaid (in which case such notice shall be deemed given on the third
(3rd) day following the date of such mailing), and properly addressed as follows:

If to Borrower: Interplay Entertainment Corp., 16815 Von Karman Ave, Irvine, CA 92606; Attention: Mr. Brian Fargo; Facsimile: (949) 252-0667

If to Titus: Titus Interactive SA, Parc de L'Esplanade, 12 rue Enrico Fermni, Saint Thibault des Vignes 77 100; Attention: Mr. Herve Caen; Facsimile: 011-33-1-60-31-5960

     Either party hereto may change its address for the purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth in this Section 9.

11.  COSTS OF COLLECTION
     -------------------

     If the amounts due hereunder are not paid when and as due, Borrower hereby agrees to pay all costs of collection, including, but not limited to, actual attorneys' fees and expenses, incurred by the Titus hereof on account of such collection, whether or not suit is instituted.

12.  GOVERNING LAW AND SEVERABILITY
     ------------------------------

     This Agreement and the rights and Obligations of the parties under any other Financing Document shall in all respects be governed by and construed and interpreted in accordance with the laws of the State of California applicable to transactions entered into and to be wholly performed within the State of California. Borrower and Titus agree that all actions and proceedings relating directly or indirectly hereto shall be litigated in the State of California, and Borrower and Titus expressly consent to the jurisdiction of any California Superior Court and to venue therein, and consents to the service of process in any such action or proceedings, in addition to any other manner permitted by law, by compliance with the provisions of this Section 11. Nothing in this Agreement or any other Financing Document shall be construed so as to require or permit the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or any other Financing Document and any present or future statute, law, ordinance or regulation, contrary to which the parties have no power to contract, the latter shall prevail, and the provisions of this Agreement so affected shall be curtailed and limited, but only to the extent necessary to bring them within the requirements of the law, and the remainder hereof and thereof shall continue in full force and effect.

13.  MISCELLANEOUS
     -------------

     13.1 This Agreement and the other Financing Documents embody the entire agreement between the Borrower and Titus with respect to the transactions contemplated herein and supersede all prior proposals, agreements and undertakings relating to the subject matter hereof.

     13.2 Borrower may not assign this Agreement or any other Financing Document or assign or delegate any of its rights or Obligations hereunder or thereunder, without the prior written consent of Titus. Subject to the foregoing, this Agreement and the other Financing Documents shall be binding upon and inure to the benefit of, and bind, the parties hereto and thereto and their respective heirs, legal representatives, successors and assigns. Titus may assign its rights and delegate its duties under this Agreement or under any other Financing Document.